                                                                     EXHIBIT 5
                                   (VSNL LOGO)

                                                            Rishabh Nath Aditya
                                                    Assistant Company Secretary
HQ/CS/CL.24B/10140
13 October 2003

Sir,
      SUB : QUARTERLY COMPLIANCE AS ON 30 SEPTEMBER 2003.

      In accordance with the Clause 35 and Clause 49 of the Listing Agreement please find attached herewith the following:

      c)   Shareholding Pattern of VSNL as on 30 September 2003 (Attach "A").

      d) Quarterly Compliance Report on Corporate Governance for the quarter ended 30 September 2003 (Attach "B").

Thanking you,
                                                              Yours faithfully,
                                               For Videsh Sanchar Nigam Limited

                                                                    R.N. Aditya
                                                        Asst. Company Secretary
To :

1. Security Code 23624, The Stock Exchange, Mumbai, Corporate Relationship Department, 1st Floor, New Trading Ring, Rotunda Building, Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400 001. Fax No.(22) 2722061, 2721072.

2. The Secretary, Madras Stock Exchange Limited, Post Box No.183, 11, Second Line Beach, Chennai - 600 001. Fax No.(44) 524 48 97

3. Security Code 32149, The Secretary, Calcutta Stock Exchange Assn. Ltd, 7, Lyons Range, Calcutta - 700 001. Fax No.(33) 220 25 14/28 37 24.

4. Security Code 22064, The Secretary, Delhi Stock Exchange Assn. Limited, 3/1, Asaf Ali Road, New Delhi - 110 002. Fax No.(11) 329 21 81.

5. Security Code 5251, The Asst. Manager (Listing), National Stock Exchange of India Limited, Capital Market - Listing, Exchange Plaza, Bandra Kurla Complex, Bandra (E), Mumbai - 400 051.Fax Nos. : (22) 6598237/38.

6. National Securities Depository Ltd., Trade World, 4th Floor, Kamala Mills Compound, Senapati Bapat Marg, Lower Parel, Mumbai - 400 013. Fax Nos. :
     497 29 93.

7. Mr. Anish Kumar, The Bank of New York, Express Towers, 13th Floor, Nariman Point, Mumbai - 400 021. Fax No.204 49 42.

8. Head Office : M/s. Sharepro Services, Satam Estate, 3rd Floor,Above Bank of Baroda, Chakala, Andheri (E), Mumbai - 400 099 Ph. 821 5168 / 820 2108 / 820 2114, FAX 837 5646

9. Ms.Caroline Yap, Managing Director, International Client Services, New York Stock Exchange. No. :+1 2126565071

10. Mr. Hitendra Patil, Vice President (Operations) Central Depository Services (India) Limited Phiroze Jee Jee Bhoy Towers, Dalal Street, Mumbai - 400
     023. Fax : 267 3199

11.  Mr. A.K. Gupta, DGM(FA), for SEC filing requirements, Fax 1195.

                                                                       Attach A


                          VIDESH SANCHAR NIGAM LIMITED

                      SHAREHOLDING PATTERN AS ON 30-SEP-03

                                                                           HOLDING
                                                            ---------------------------------
SR. NO.   CATEGORY                                          NO. OF SHARES          PERCENTAGE
-------   --------                                          -------------          ----------
A.       PROMOTER'S HOLDING
1        Promoters
         Indian Promoters                                    207247382               72.72
         Foreign Promoters                                           0                0.00
2        Persons acting in concert                                   0                0.00
                                                             ---------              ------
                                SUB -TOTAL                   207247382               72.72
                                                             ---------              ------
B.       NON-PROMOTERS HOLDING
3        Institutional Investors
a.       Mutual Funds and UTI                                   598232                0.21
b.       Banks, Financial Institutions,
         Insurance Companies (Central/
         State Govt. Institutions/Non-Government
         Institutions)                                        25315724                8.88
c.       FIIs                                                  5459638                1.92
                                                             ---------              ------
                                SUB -TOTAL                    31373594               11.01
                                                             ---------              ------
4        Others
a.       Private Corporate Bodies                              3215566                1.13
b.       Indian Public                                        15005060                5.26
c.       NRIs/OCBs                                              293826                0.10
d.       Any other
         i    ADR                                             27862326                9.78
         ii   In transit  (NSDL)                                  2246                0.00
                                                             ---------              ------
                                SUB TOTAL                     46379024               16.27
                                                             ---------              ------
                                GRAND TOTAL                  285000000              100.00
                                                             =========              ======

TOTAL FOREIGN HOLDINGS

                                                                           HOLDING
                                                            ---------------------------------
SR. NO.   CATEGORY                                          NO. OF SHARES          PERCENTAGE
-------   --------                                          -------------          ----------
1        FIIs                                                  5459638                1.92
2        NRIs/OCBs                                              293826                0.10
3        ADR                                                  27862326                9.78
                                                             ---------              ------
         TOTAL                                                33615790               11.80
                                                             =========              ======

                          VIDESH SANCHAR NIGAM LIMITED

          DISTRIBUTION OF SHAREHOLDING ENTITIES / PERSONS HOLDING MORE
               THAN 1% OF PAID UP CAPITAL AS ON QUARTER ENDING 30
              SEPTEMBER 2003 AS PER CLAUSE 35 OF LISTING AGREEMENT

                                                                                                   HOLDING
                                                                                      ------------------------------
 SR. NO. CATEGORY                   NAME                                              NO. OF SHARES       PERCENTAGE
 ------- --------                   ----                                              -------------       ----------
 A       PROMOTER'S HOLDING
 1       Indian Promoters           Panatone Finvest Limited                            128250000            45.00
                                    Central Govt.Including Nominees of
                                    President of India                                   74446885            26.12
                                    TATA SONS LIMITED                                     4494497             1.58
                                    TATA INVESTMENT CORPORATION LTD                         56000             0.02
 2       Persons acting in Concert
                                                                                        ---------           ------
                                    SUB TOTAL                                           207247382            72.72
                                                                                        ---------           ------

 B       NON PROMOTERS HOLDING
 3       INSTITUTIONAL INVESTORS
 a       Mutual Funds & UTI
 b       Financial Institutions
                                    Life Insurance Corporation of India Limited          16900625             5.93
 c                                                                                                            0.00
                                                                                        ---------           ------
                                    SUB-TOTAL                                            16900625             5.93
                                                                                        ---------           ------
 4       OTHERS
 a       Private Corporate Bodies
 b       Any other (please specify) The Bank of New York (ADR)                           27862326             9.78
                                                                                        ---------           ------
                                    SUB-TOTAL                                            27862326             9.78
                                                                                        ---------           ------
                                    GRAND TOTAL                                         252010333            88.42
                                                                                        =========           ======

                                                                       Attach B

               QUARTERLY COMPLIANCE REPORT ON CORPORATE GOVERNANCE

Name of the Company    :    VIDESH SANCHAR NIGAM LIMITED

Quarter ending on      :    30 SEPTEMBER 2003


                            Clause of
                            Listing         Compliance
Particulars                 Agreement       status (Yes/No)   Remarks
-----------                 ---------       ---------------   -------
1.                          2.              3.                4.
Board of Directors          49 I            Yes               As of 30 September 2003, VSNL had a total of twelve
                                                              Directors, out of whom two are Executive Directors
                                                              and ten are non-executive Directors including the
                                                              Chairman. There were four independent Directors.

Audit Committee             49 II           Yes               The Audit Committee of VSNL consists of five members
                                                              with all the Directors being non-executive and two
                                                              of them being independent with one of independent
                                                              Directors being its Chairman.

Shareholders/Investors      49 VI(C)        Yes               Investors Grievance Committee as required under
Grievance Committee                                           Clause 49 is in place under the Chairmanship of a
                                                              non-executive Director.

Remuneration of Directors   49 III          Yes               The non-executive Directors on the Board of VSNL are
                                                              paid only sitting fees as per the applicable
                                                              provisions of the Companies Act, 1956. The
                                                              Government Directors do not accept sitting fees.

Board Procedures            49 IV           Yes

Management                  49 V            Yes

Shareholders                49 VI           Yes

Report on Corporate         49 VII          Yes
Governance


                                              ---------------------------------
                                                                  Satish Ranade
                                 Executive Director (Legal) & Company Secretary